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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/ / Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

/X/ Definitive Information Statement

River Source Variable Portfolio Managers Series, Inc.
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                (Name of Registrant As Specified In Its Charter)

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/X/  No fee required

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(1)  Title of each class of securities to which transaction applies:

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     to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(4)  Date Filed:

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                                                  (RIVERSOURCE INVESTMENTS LOGO)

               RIVERSOURCE VARIABLE PORTFOLIO-SMALL CAP VALUE FUND
                     901 MARQUETTE AVENUE SOUTH, SUITE 2810
                           MINNEAPOLIS, MN 55402-3268

INFORMATION STATEMENT

  NOTICE OF SUBADVISER ADDITION

     This information statement mailed on or about October 1, 2007, is being provided to the shareholders of RiverSource Variable Portfolio-Small Cap Value Fund, a series of RiverSource Variable Portfolio Managers Series, Inc. (the "Fund") in lieu of a proxy statement pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission ("SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or "Investment Manager"), subject to approval of the Fund's Board of Directors (the "Board"), to select the subadviser(s) RiverSource Investments believes are best suited to achieve the Fund's investment objective.

     THIS STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND NO ACTION IS REQUESTED ON YOUR PART. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE FUND AND ITS MANAGEMENT AGREEMENT

     RiverSource Investments, located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated May 1, 2006. Under the IMS Agreement, RiverSource Investments monitors the performance of subadviser(s) on an ongoing basis. Factors it considers are, among others: the qualifications of a subadviser's investment personnel, its investment philosophy and process, and its long-term performance results (the "Subadviser Factors"). As compensation for its services, RiverSource Investments receives a management fee from the Fund and RiverSource Investments pays the subadviser(s).

     Subadvisers serve pursuant to separate subadvisory agreements (each a "Subadvisory Agreement") under which each manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, a subadviser's affiliated broker-dealer, may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are acceptable to RiverSource Investments and consistent with Board and RiverSource Investments' policies.

DENVER INVESTMENT ADVISORS LLC AND THE NEW SUBADVISORY AGREEMENT

     Prior to July 16, 2007, portions of the Fund's assets were managed by Barrow, Hanley, Mewhinney & Straus ("Barrow Hanley"), Donald Smith & Co., Inc. ("Donald Smith"), Franklin Portfolio Associates LLC ("Franklin Portfolio") and River Road Asset Management, LLC ("River Road"). At a meeting of the Board on July 10-12, 2007, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "Independent Directors"), approved the recommendation of RiverSource Investments to approve a new Subadvisory Agreement with Denver Investment Advisors LLC ("Denver Investment Advisors"), which became effective on July 16, 2007 (the "Denver Agreement"), adding Denver Investment Advisors to the existing line-up of subadvisers for the Fund.

     The recommendation to hire Denver Investment Advisors was made by RiverSource Investments in the ordinary course of its ongoing evaluation of the subadvisers and its consideration of the limited capacity the existing subadvisers had to accept additional assets as the Fund continues to grow. The recommendation to hire Denver Investment Advisors to manage a portion of the Fund's assets was based on an evaluation of the Subadviser Factors, among others, including RiverSource Investments' analysis that the investment strategy of Denver Investment Advisors is complimentary with the Fund's other subadvisers, Barrow Hanley, Donald Smith, Franklin Portfolio and River Road.

     Under the IMS Agreement, the Fund pays RiverSource Investments a fee* as follows:

NET ASSETS (BILLIONS)                                  ANNUAL RATE AT EACH ASSET LEVEL
---------------------                                  -------------------------------

First $0.25..........................................               0.970%
Next $0.25...........................................               0.945%
Next $0.25...........................................               0.920%
Next $0.25...........................................               0.895%
Over $1.00...........................................               0.870%


     The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, will pay Denver Investment Advisors out of its own assets, a fee calculated at the following annual rate:

     0.55% on all Fund assets managed by the subadviser.

     RiverSource Investments pays the existing subadvisers a fee calculated at the following rates on Fund assets managed by the subadviser:

     - Barrow Hanley: 1.00% on the first $10 million, reducing to 0.30% as assets increase.**

     - Donald Smith: 0.60% on the first $175 million, reducing to 0.55% as assets increase.**

     - Franklin Portfolio: 0.60% on the first $100 million, reducing to 0.55% as assets increase.**

     - River Road: 0.50%.

     * The fee under the IMS Agreement is the fee prior to any effective waiver agreed to by and between RiverSource and its affiliates, and the Fund.

    ** Asset levels are combined with the assets of RiverSource Small Cap Value Fund for purposes of determining the applicable fee rate.

     Other than the identity of the subadvisers, the standard of care, the fee schedule and the effective and renewal dates, there are no material differences between the Barrow Hanley, Donald Smith, Franklin Portfolio and River Road Subadvisory Agreements and the Denver Agreement. With regard to the standard of care provision in the subadvisory agreements, the Denver Agreement's provision is identical to that of the River Road Subadvisory Agreement, which provides that the subadviser can be held liable as a result of its willful misfeasance, bad faith, or negligence in the performance of its duties under the agreement. This standard is higher than that contained in the other Subadvisory Agreements, which do not require subadvisers liability in the case of negligence, unless the subadviser is grossly negligent in the performance of its duties. The provisions in the River Road Subadvisory Agreement and Denver Agreement are consistent with the negligence standard of care set forth in the IMS Agreement.

INFORMATION ABOUT DENVER INVESTMENT ADVISORS

     Denver Investment Advisors is a professional money manager providing investment management services to institutional and individual clients. Denver Investment Advisors ownership structure is 100% employee-owned with no other organizational partners. In 1958, Denver Investment Advisors was founded as a part of First National Bank of Denver and its predecessor organizations. In 1983, Denver Investment Advisors became a registered investment adviser, and in 1984 Denver Investment Advisors, Inc. became a wholly-owned subsidiary of the bank. In 1995, a group of 18 investment professionals from Denver Investment Advisors, Inc. bought the firm from the bank, forming a new entity and changing the ownership structure to a 100% employee-owned firm. In 2000, Denver

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Investment Advisors acquired Bee & Associates, a boutique firm specializing in the management of international small-cap equities. In 2004, Denver Investment Advisors acquired Tempest Investment Counselors, Inc., a money management firm specializing in managing assets for wealthy individuals. As of June 30, 2007, Denver Investment Advisors had approximately $9.4 billion in assets under management. Denver Investment Advisors' principal offices are located at 1225 17th Street, 26th Floor, Denver, CO 80202.

     The following table provides information on the principal executive officers and directors of Denver Investments.

                                   TITLE AND PRINCIPAL
NAME                                   OCCUPATION                       ADDRESS
----                          ----------------------------   ----------------------------

Todger Anderson.............  Chairman, Management           1225 17th Street, 26th
                              Committee, Chief Compliance    Floor, Denver, CO 80202
                              Officer
Homer David Lansdowne.......  Director of Wealth             1225 17th Street, 26th
                              Management and Management      Floor, Denver, CO 80202
                              Committee
Mark Robert McKissick.......  Vice President and             1225 17th Street, 26th
                              Management Committee           Floor, Denver, CO 80202
Daniel Dean Olson...........  Vice President and             1225 17th Street, 26th
                              Management Committee           Floor, Denver, CO 80202
Kris Brandon Herrick........  Vice President and             1225 17th Street, 26th
                              Management Committee           Floor, Denver, CO 80202


  OTHER ACCOUNTS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY DENVER INVESTMENT ADVISORS (THE "DENVER ACCOUNTS")

                                             ASSETS ($ MILLIONS)        INVESTMENT
NAME                                         AS OF JUNE 30, 2007       ADVISORY FEE
----                                         -------------------   -------------------

SMALL CAP VALUE STRATEGY...................          $446          0.55%-1.00%
WESTCORE SMALL-CAP VALUE FUND..............          $133          1.00%(A)
DUNHAM SMALL-CAP VALUE FUND................          $ 31          0.55% PLUS OR MINUS
                                                                   PERFORMANCE FEE
                                                                   ADJUSTMENT(B)


--------

    (A) Fee provided is the contractual advisory fee, before giving effect to any fee waivers or expense reimbursements.

    (B) Effective fee, after giving effect to performance fee adjustment, may range between 0%-1.10%.

     As of June 30, 2007, the Small Cap Value Strategy product consisted of 207 discretionary accounts.

BOARD CONSIDERATIONS

     At the July 11-12, 2007 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of the Denver Agreement and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved the Denver Agreement.

     Nature, Extent and Quality of Services Provided by Denver Investment
Advisors:  The Board considered: (i) Denver Investment Advisors' organization,
(ii) its favorable history, reputation, qualification and background, as well as the qualifications of its personnel, (iii) the expertise that Denver Investment Advisors offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios, (iv) its proposed investment strategy for the Fund, (v) its long- and short-term performance relative to comparable mutual funds and unmanaged indexes, and (vi) its compliance program. The Board specifically took into account the firm's investment process, evaluating how the proposed subadviser would complement the Fund's four existing subadvisers. The Board also discussed the acceptability of the terms of the Denver Agreement, noting their

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

substantial similarity to the terms of the other Subadvisory Agreements. The Board also discussed Denver Investment Advisors' back-office, compliance and operational capabilities.

     Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board determined that Denver Investment Advisors was in a position to provide a high quality of services to the Fund.

     Investment Performance of Denver Investment Advisors: For purposes of evaluating the nature, extent and quality of services provided under the Denver Agreement, the Board carefully reviewed Denver Investment Advisors' strong performance history. In this regard, the Board accorded weight to the Denver Accounts' solid absolute and relative returns (versus the Fund's benchmarks) over one, three and five year periods. The Board also observed the relatively low turnover of securities pursuant to Denver Investment Advisors' strategy. The Board concluded that, in light of the market conditions, Denver Investment Advisors' strong absolute and relative returns would have met expectations.

     Costs of Services Provided: The Board reviewed the level of proposed subadvisory fees, noting that the proposed fees of 0.55% would be paid by RiverSource Investments and would not impact the fees paid by the Fund. Additionally, the Board observed that the proposed fee level was within the range of fees paid to the Fund's other subadvisers. The Board concluded that the proposed subadvisory fees were reasonable.

     Profitability and Economies of Scale to be Realized: The Board recognized that, because the subadviser's fees are paid by the Investment Manager and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board's consideration of the IMS Agreement, which was considered and renewed in April 2007, at which meeting the Board concluded that, although no single factor was determinative, the investment management services fees were reasonable in light of the extent and quality of services being provided.

     Based on the foregoing, the Board, including all of the Independent Directors, concluded that the fees payable under the Denver Agreement were fair and reasonable in light of the proposed services to be provided. In reaching this conclusion, no single factor was determinative. On July 12, 2007, the Board, including all of the Independent Directors, approved the Denver Agreement.

     For a mutual fund managed by multiple subadvisers, such as the Fund, RiverSource Investments, subject to the discretion of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time. Prior to hiring Denver Investment Advisors, the Fund's assets were managed as follows (as of July 16, 2007):

                                                 BARROW   DONALD    FRANKLIN   RIVER
                                                 HANLEY    SMITH   PORTFOLIO    ROAD
                                                 ------   ------   ---------   -----

RiverSource Variable Portfolio-Small Cap Value
  Fund.........................................   26.2%    23.6%      23.2%     27.0%


     After hiring Denver Investment Advisors, the Fund's assets are managed as follows (as of July 24, 2007):

                                                                                 DENVER
                                         BARROW   DONALD    FRANKLIN   RIVER   INVESTMENT
                                         HANLEY    SMITH   PORTFOLIO    ROAD    ADVISORS
                                         ------   ------   ---------   -----   ----------

RiverSource Variable Portfolio-Small
  Cap Value Fund.......................   20.0%    17.8%      19.4%     22.8%     20.0%


ADDITIONAL INFORMATION ABOUT THE FUND

  ADMINISTRATOR

     Ameriprise Financial, Inc., located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as the administrator of the Fund.

  PRINCIPAL UNDERWRITER

     RiverSource Distributors, Inc., Ameriprise Financial Servicers, Inc., both located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474, wholly-owned subsidiaries of Ameriprise Financial, Inc., serve as the Fund's principal underwriters.


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

FINANCIAL INFORMATION

     The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 or calling (888) 791-3380, or via the Fund's website at www.riversource.com.

RECORD OF BENEFICIAL OWNERSHIP

     For the Fund, as of record date of July 16, 2007, RiverSource Life Insurance Company and its subsidiaries owned 100% of the outstanding shares.

SHAREHOLDER PROPOSALS

     The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.


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

(RIVERSOURCE INVESTMENTS   Variable Product Funds
  LOGO)                    70100 Ameriprise Financial Center
                           Minneapolis, MN 55474




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                                                             S-6466-96 A (10/07)